                                   SCHEDULE A
                            AMENDED AS OF MAY 1, 2000

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

                                    Form Numbers of Contracts
Name of Separate Account            Funded by Separate Account      Fidelity Fund (Class)
------------------------            --------------------------      -----------------------
Lincoln Life & Annuity Variable     GAC96-111; GAC91-101            Growth - Initial
Annuity Separate Account L          (GVA I, II, III)                Equity-Income - Initial


Lincoln Life & Annuity Flexible     LN615NY - LNY                   Equity-Income - Initial
Premium Variable Life Account M     (VUL I)

                                    LN660NY                         Growth - Service
                                    (VUL)                           High Income - Service

Lincoln New York Separate           AN426NY                         Equity-Income - Initial
Account N for Variable Annuities    (ChoicePlus)                    Growth - Initial
                                                                    Overseas - Initial

LLANY Separate Account R for        LN650                           Growth - Service
Flexible Premium Variable           (SVUL)                          High Income - Service
Life Insurance
                                    LN655                           Growth - Service
                                    (SVUL II)                       High Income - Service

LLANY Separate Account S for        LN920NY                         Growth - Service
Flexible Premium Variable           (CVUL)                          High Income - Service
Life Insurance                                                      Overseas - Service

                                    LN925                           Growth - Service
                                    (CVUL Series III)               High Income - Service
                                                                    Overseas - Service

                                   SCHEDULE C
                            AMENDED AS OF MAY 1, 2000

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:


AIM Variable Insurance Funds, Inc.

Alliance Variable Products Series Fund

American Century Variable Products Group, Inc.

American Variable Insurance Series (AVIS)

Baron Capital Funds Trust

BT Insurance Funds Trust

Calvert Responsibly Invested Balanced Portfolio

Delaware Group Premium Fund

Dreyfus Stock Index Fund

Dreyfus Variable Investment Fund:  Small Cap Portfolio

Janus Aspen Series

Liberty Variable Investment Trust

Lincoln National Funds

MFS Variable Insurance Trust

Neuberger&Berman Advisers Management Trust

OCC Accumulation Trust

Oppenheimer Funds

T. Rowe Price International Series, Inc.

Templeton Variable Products Series Fund

Twentieth Century's TCI Portfolios, Inc.
         TCI Growth
         TCI Balanced

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules A and C to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.


Date                                      LINCOLN LIFE & ANNUITY
    --------------------------            COMPANY OF NEW YORK

                                          By:
                                                --------------------------------
                                          Name:   Troy D. Panning
                                          Title:  CFO/2nd Vice-President


Date                                      VARIABLE INSURANCE PRODUCTS FUNDS
    --------------------------
                                          By:
                                                --------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------


Date                                      FIDELITY DISTRIBUTORS CORPORATION
    --------------------------
                                          By:
                                                --------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------